EXHIBIT 24.1
POWER OF ATTORNEY
The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the "Company") hereby appoint Keene S. Turner or James Lally as their Attorney-in-Fact for the purpose of signing the Company's Securities Exchange Commission Form 10-K (and any amendments thereto) for the year ended December 31, 2024.

Signature	Title	Date

/s/ Michael A. DeCola	Chairman of the Board of Directors	February 28, 2025
Michael A. DeCola

/s/ Lyne B. Andrich	Director	February 28, 2025
Lyne B. Andrich

/s/ Michael E. Finn	Director	February 28, 2025
Michael E. Finn

/s/ Robert E. Guest, Jr.	Director	February 28, 2025
Robert E. Guest, Jr.

/s/ James M. Havel	Director	February 28, 2025
James M. Havel

/s/ Michael R. Holmes	Director	February 28, 2025
Michael R. Holmes

/s/ Nevada A. Kent, IV	Director	February 28, 2025
Nevada A. Kent, IV

/s/ Marcela Manjarrez	Director	February 28, 2025
Marcela Manjarrez

/s/ Stephen P. Marsh	Director	February 28, 2025
Stephen P. Marsh

/s/ Daniel A. Rodrigues	Director	February 28, 2025
Daniel A. Rodrigues

/s/ Richard M. Sanborn	Director	February 28, 2025
Richard M. Sanborn

/s/ Eloise E. Schmitz	Director	February 28, 2025
Eloise E. Schmitz

/s/ Sandra A. Van Trease	Director	February 28, 2025
Sandra A. Van Trease

/s/ Lina A. Young	Director	February 28, 2025
Lina A. Young